Exhibit 10.1

           CONTRACT for CARD CREDIT PROCESSING SERVICES

    This Agreement is made effective as of September 15, 1998, by and between Access Network Corp. of 638 Lacy Lane, Las Vegas, NV. 89107, and MK Resources, Inc of 5015 W. Sahara Ave., Suite # 184, Las Vegas, NV. 89102. In this Agreement the party who is contracting to receive services shall be referred to as "the Company", and the party who will be providing the services shall be referred to as "MK Resources".

    MK Resources is willing to provide services to the Company for credit card processing services.

    The Company desires to have services provided by MK Resources.

    Therefore, the parties agree as follows:

    1. DESCRIPTION OF SERVICES. Beginning on September 15, 1998, MK Resources, will provide the following services, (collectively the "Services"): the processing of credit card orders provided by the Company.

    2. PAYMENT. The Company will receive a monthly billing statement and a check for processed orders beginning December 1, 1998, at which time a fee of 2.5% of orders processed will be assessed to the Company. This fee shall be deducted on a monthly bases and deducted from the month check received by the Company.

    Upon termination of this Agreement, payments under this paragraph shall cease-, provided, however, MK Resources shall be entitled to payments for processed orders or partial periods that occurred prior to the date of termination and for which MK Resources, Inc., has not yet been paid.

    3. TERMINATION. This Agreement may be terminated by either party upon 30 days written notice to the other party

    4. RELATIONSHIP OF PARTIES. It is understood by the parties that MK Resources is an independent contractor with respect to the Company, and not an employee of the Company. the Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of Consultant.

    5. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

APPROVED BY:

Access Network Corp.


/s/ Michael Stankiewicz
-----------------------
Michael Stankiewicz


MK Resources, Inc.

/s/ Dennis Evans
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Dennis D. Evans
President